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                                                                    Exhibit 3.2F

                          CERTIFICATE OF ELIMINATION
                     OF SERIES B CONVERTIBLE PARTICIPATING
                                PREFERRED STOCK


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         Pursuant to Section 151(g) of the General Corporation Law of
                             the State of Delaware


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     P-Com, Inc., a Delaware corporation ("P-Com"), desires to eliminate from its Certificate of Incorporation the Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock, which was filed with the Secretary of State of the State of Delaware on December 21, 1998. In this regard, the following resolutions were duly adopted by written consent of the Board of Directors of P-Com, June 10, 1999:

            WHEREAS, no shares of Series B Convertible Participating Preferred Stock are presently outstanding and no such shares will be issued pursuant to the Certificate of Designations, Preferences and Rights of Series B Convertible Participating Preferred Stock, which was filed with the Secretary of State of the State of Delaware on December 21, 1998, as amended (the "Certificate"); and

            WHEREAS, it is in the best interests of the Corporation to eliminate all matters set forth in the Certificate from the Corporation's Certificate of Incorporation;

            NOW, THEREFORE, be it:

            RESOLVED, that the Certificate be eliminated from the Corporation's Certificate of Incorporation; and

            FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are authorized and directed to take all actions necessary or desirable to effectuate the foregoing resolutions, including without limitation executing and filing appropriate documents with the Secretary of State of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as Secretary of P-Com on behalf of P-Com.

                                            P-COM, INC.


                                            By: /s/ Warren T. Lazarow
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                                                Warren T. Lazarow, Secretary